Exhibit 99.1

FOR IMMEDIATE RELEASE

WMIH CORP. TO LIST ON THE NASDAQ

SEATTLE – September 24, 2015 – WMIH Corp. (OTCQB: WMIH) (the “Company” or “WMIH”) today announced that it has received approval to list its shares of common stock (the “Common Stock”) on the NASDAQ Capital Market. The shares of Common Stock are expected to commence trading on the NASDAQ Capital Market on Monday, September 28, 2015 under the symbol “WMIH.” The Company will continue to trade on the OTC Markets OTCQB electronic quotation system until market close on Friday, September 25, 2015.

About WMIH Corp.

WMIH is a Delaware corporation and the direct parent of WM Mortgage Reinsurance Company, Inc., a Hawaii corporation (“WMMRC”), and WMI Investment Corp., a Delaware corporation. On March 19, 2012, WMIH emerged from bankruptcy proceedings as the successor to Washington Mutual, Inc. Upon emergence from bankruptcy, WMIH had limited operations other than WMMRC’s legacy reinsurance business, which is being operated in runoff mode and has not written any new business since September 26, 2008. WMIH continues to operate WMMRC’s business in runoff mode and we have been actively seeking acquisition opportunities across a broad array of industries.

Safe Harbor Statement Under the U.S. Private Securities Litigation Reform Act of 1995

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this press release that address activities, events, conditions or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business and these statements are not guarantees of future performance. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements may include the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “strategy,” “future,” “opportunity,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Such forward-looking statements involve risks and uncertainties that may cause actual events, results or performance to differ materially from those indicated by such statements. Some of these risks are identified and discussed under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Report on Form 8-K. These risk factors will be important to consider in determining future results and should be reviewed in their entirety. These forward-looking statements are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that the events, results or trends identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and we do not undertake to update any forward-looking statement, except as required by law.

Contact

Andrew Siegel / Aaron Palash
(212) 355-4449